Notice of Withdrawal of Tender

Regarding Shares in PGIM Private Real Estate Fund, Inc. (the “Fund”)

Tendered Pursuant to the Offer to Purchase Dated September 29, 2025 (the “Offer”)

This Notice of Withdrawal of Tender is subject to all the terms and conditions set forth in the Offer to

Purchase, including, but not limited to, the fact that all questions as to the form and validity (including time of receipt) of notices of withdrawal will be determined by the Fund, in its sole discretion, and such determination shall be final and binding.

FOR ADDITIONAL INFORMATION CALL:

(844) 753-6354

Regular Mail

PGIM Investments

PO Box 219929

Kansas City, MO 64121-9929

Overnight Mail

PGIM Investments

801 Pennsylvania Ave., Suite 219929

Kansas City, MO 64105-1407

You are responsible for confirming that this Notice is received timely by Prudential Mutual Fund Services LLC, the Fund’s transfer agent. To assure good delivery, please send this page to Prudential Mutual Fund Services LLC and not to your financial advisor. If you fail to confirm receipt of this Notice, there can be no assurance that your withdrawal will be honored by the Fund.

Ladies and Gentlemen:

Please withdraw the tender previously submitted by the undersigned in a Letter of Transmittal.

Fund Name:

Fund Account #:

Account Name/Registration:

Address:

City, State, Zip

Telephone Number:

Email Address:

Financial Intermediary Firm Name:

Financial Intermediary Account #:

Financial Advisor Name:

Financial Advisor Telephone #:

The undersigned represents that the undersigned is the owner of the common stock in the Fund to which this withdrawal request relates, or that the person signing this request is an authorized representative of the withdrawing shareholder.

In the case of joint accounts, each joint holder must sign this withdrawal request. Requests on behalf of a foundation, partnership or any other entity should be accompanied by evidence of the authority of the person(s) signing.

Signature	Print Name of Authorized Signatory (and Title if applicable)	Date

Signature	Print Name of Authorized Signatory (and Title if applicable)	Date